As filed with the Securities and Exchange Commission on May 6, 2015

Registration No. 333-202009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2742593 (I.R.S. Employer Identification Number)

1100 Winter Street
Waltham, Massachusetts 02451
(617) 498-3300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William K. Heiden
Chief Executive Officer
1100 Winter Street
Waltham, Massachusetts 02451
(617) 498-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Cable, Esq.
Ettore A. Santucci, Esq.
Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
(617) 570-1000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)		Amount of registration fee
Common Stock, $0.01 par value per share	3,209,971	$52.11	$150,117,135.48	(3)	$17,443.62	(4)

(1)                                  In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of shares of common stock as may be issued upon conversion or exercise of the securities registered directly hereunder. No separate consideration will be received for any shares of common stock so issued upon conversion or exercise.

(2)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon a $52.11 per share average of the high and low sale prices of the registrant’s common stock as reported by the NASDAQ Global Select Market (NASDAQ) on May 1, 2015.

(3)                                  Includes an amount equal to $66,311,332.20, which was the proposed maximum aggregate offering price calculated at the time of the filing of the Registration Statement on Form S-3ASR (File No. 333-202009) for the registration of 1,601,723 shares at a proposed maximum offering price of $41.40, as estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

(4)                                  Includes an amount equal to $7,705.38 already paid by the Registrant in connection with the filing of the Registration Statement on Form S-3ASR (File No. 333-202009), which was the estimated fee to register 1,601,723 shares at a proposed maximum offering price of $41.40, as estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

EXPLANATORY NOTE

This Amendment No. 1 (this Amendment) is being filed to amend the Registration Statement on Form S-3ASR (File No. 333-202009) (the Original Registration Statement) originally filed by AMAG Pharmaceuticals, Inc. on February 10, 2015 for the registration of 3,209,971 shares, which includes 1,601,723 shares that were included on the Original Registration Statement. The sole purpose of this Amendment is to amend and supplement (i) the facing page thereto, (ii) the front page of the prospectus, (iii) the section titled “Cautionary Note Regarding Forward-Looking Statements” starting on page 1, (iv) the section titled “Our Company” starting on page 3, (v) the section titled “About The Offering” on page 4, (vi) the section titled “Risk Factors” on page 4, (vii) the section titled “Selling Stockholders” starting on page 10, to include additional shares of our common stock registered thereby and additional selling stockholders, (viii) the section titled “Experts” starting on page 21, (ix) the section titled “Documents Incorporated by Reference” starting on page 22, (x) Item 14 of Part II of the Registration Statement and (xi) the filing of updated Exhibits 5.1, 23.1 and 23.2. This Amendment does not amend or supplement any provision of the prospectus that forms a part of the Registration Statement except as described herein and accordingly such sections of the prospectus not amended or supplemented hereby have not been included herein.

Except with respect to the amendments and supplements set forth herein, this Amendment does not modify or update in any way the Registration Statement. All disclosure provided herein is as of the date of the filing of the Registration Statement. We have not updated the disclosure in the Registration Statement to reflect any recent development with respect to any disclosure contained therein. As set forth in the section titled “Documents Incorporated by Reference,” reference is made to filings made by us with the U.S. Securities and Exchange Commission, the SEC, since the date of the filing of the Registration Statement, which may contain more updated disclosure about us.

PROSPECTUS

3,209,971 Shares of Common Stock

This prospectus relates to the potential resale from time to time by the selling stockholders identified in this prospectus of some or all of 3,209,971 shares of our common stock, or the securities, held by the selling stockholders. The registration of the offer and sale of the securities covered by this prospectus does not necessarily mean that any of the securities will be offered or sold by the selling stockholders.

We will receive no proceeds from any resale of the shares of common stock, but we have agreed to pay certain registration expenses.

The selling stockholders identified in this prospectus (which includes the selling stockholders’ pledgees, donees, transferees, or other successors in interest), may offer the securities from time to time as they may determine, directly or through underwriters, broker-dealers or agents, and in one or more public or private transactions, on or off the NASDAQ Capital Market, or NASDAQ, and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agents’ commissions. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information.

You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities.

Our common stock is listed on NASDAQ under the symbol “AMAG.” On May 5, 2015, the last reported sale price of our common stock on the NASDAQ Global Select Market was $55.62 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE HEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our principal executive office is at 1100 Winter Street, Waltham, Massachusetts 02451, and our telephone number is (617) 498-3300.

The date of this prospectus is May 6, 2015.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this prospectus or the applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” You can identify these forward-looking statements by the use of words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “potential,” “predict,” “project,” “should,” or “would.” Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business.

Such risks and uncertainties include, among others, those related to: (1) our dependence on revenues from our products, Makena® (hydroxyprogesterone caproate injection) and Feraheme® (ferumoxytol); (2) our ability to compete in the pharmaceutical and biopharmaceutical industries, including competition from compounded products; (3) maintaining Makena’s orphan drug exclusivity and implementation of Makena’s lifecycle management program; (4) our ability to successfully expand our product portfolio; (5) our reliance on third parties for the manufacture of our commercial products, clinical trial activities and product distribution; (6) pricing, access and the availability and extent of reimbursement from third-party payors for the use of our products; (7) the impact of safety or drug interaction problems; (8) the limited market for Feraheme, the impact on sales from recent label changes and the possibility that we may never receive regulatory approval to commercialize Feraheme in the broad IDA (as defined below) population; (9) the possibility that generic versions of Makena and/or Feraheme will be approved and available in the near-term; (10) customer concentration and behaviors; (11) our ability to manage our recent or future expansion; (12) our level of indebtedness and our ability to make scheduled payments and comply with the restrictions and obligations of such indebtedness; (13) our ability to execute on, or to realize the expected results from, our long-term strategic plan; (14) the possibility that we will need to raise additional capital from the sale of our common stock, which will cause significant dilution to our stockholders, in order to satisfy our contractual obligations or pursue business development activities; (15) the availability and timing of tax net operating loss carryforwards; and (16) such other risks identified in our filings with the U.S. Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and subsequent filings with the SEC. Any of the above risks and uncertainties could materially and adversely affect our results of operations, our profitability and our cash flows, which would, in turn, have a significant and adverse impact on our stock price. Use of the term “including” in the two paragraphs above shall mean in each case “including, but not limited to.” We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

You should rely only on information contained, or incorporated by reference, in this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference in this prospectus, and any applicable prospectus supplement or free writing prospectus and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. Before deciding to purchase our securities, you should carefully consider the risk factors incorporated herein by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement, any free writing prospectus and in the documents incorporated by reference.

OUR COMPANY

This business overview highlights information contained in certain documents incorporated by reference into this prospectus. This business overview does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements incorporated herein by reference, before making an investment decision.

AMAG Pharmaceuticals, Inc., a Delaware corporation, was founded in 1981. We are a specialty pharmaceutical company with a focus on maternal health, anemia and cancer supportive care. We currently market Makena® (hydroxyprogesterone caproate injection), Feraheme® (ferumoxytol) Injection for Intravenous use to treat iron deficiency anemia (IDA) and MuGard® Mucoadhesive Oral Wound Rinse, for the management of oral mucositis. The primary goal of our company, including our maternal health division, Lumara HealthTM, is to bring to market therapies that provide clear benefits and improve patients’ lives.

Currently, our two primary sources of revenue are from the sale of Makena and Feraheme. On November 12, 2014, we acquired Lumara Health (the Lumara Acquisition), a privately-held pharmaceutical company specializing in women’s health, for approximately $600.0 million in upfront cash consideration (subject to finalization of certain adjustments related to Lumara Health’s financial position at the time of closing, including adjustments related to working capital, net debt and transaction expenses as set forth in the definitive agreement with Lumara Health) and 3.2 million unregistered shares of our common stock having a fair value of $112.0 million at the time of closing.  In connection with the acquisition of Lumara Health, we acquired Lumara Health’s marketed drug product, Makena, a progestin indicated to reduce the risk of preterm birth in women with a singleton pregnancy who have a history of singleton spontaneous preterm birth. We sell Makena to specialty pharmacies and distributors, who, in turn, sell Makena to health care providers, hospitals, government agencies and integrated delivery systems. The Lumara Acquisition is described in greater detail in our Current Report on Form 8-K filed on November 12, 2014, as amended on January 12, 2015 and as further amended on February 24, 2015.

Feraheme was approved for marketing in the U.S. in June 2009 by the U.S. Food and Drug Administration (FDA) for use as an intravenous iron replacement therapy for the treatment of IDA in adult patients with chronic kidney disease. We began selling Feraheme in the U.S. in July 2009 through our own commercial organization, including a specialty sales force. We sell Feraheme to authorized wholesalers and specialty distributors, who, in turn, sell Feraheme to healthcare providers who administer Feraheme primarily within hospitals, hematology and oncology centers, and nephrology clinics.

On June 6, 2013, we entered into a License Agreement with PlasmaTech under which we acquired the U.S. commercial rights to MuGard (the MuGard License Agreement). MuGard is indicated for the management of oral mucositis/stomatitis (that may be caused by radiotherapy and/or chemotherapy) and all types of oral wounds (mouth sores and injuries), including aphthous ulcers/canker sores and traumatic ulcers, such as those caused by oral surgery or ill-fitting dentures or braces. Under the MuGard License Agreement, we obtained an exclusive, royalty-bearing license, with the right to grant sublicenses, to certain intellectual property rights, including know-how, patents and trademarks, to use, import, offer for sale, sell, manufacture and commercialize MuGard in the U.S. and its territories. In addition, PlasmaTech has assigned us all of its right, title and interest in MuGard-related internet and social media outlets and other sales, marketing and promotional materials currently owned or controlled by PlasmaTech. We sell MuGard to wholesalers and specialty and retail pharmacies.

Our common stock trades on The NASDAQ Global Select Market under the trading symbol “AMAG.”

Our principal offices are located at 1100 Winter Street, Waltham, Massachusetts 02451, and our telephone number is (617) 498-3300. Our website address is www.amagpharma.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

ABOUT THE OFFERING

This prospectus relates to the potential resale of 3,209,971 shares of our common stock. The 3,209,971 shares of common stock were issued to each former holder of Lumara Health common stock, stock options, and restricted stock units (the Lumara Security Holders) who has delivered a signed counterpart signature to the registration rights and lock-up agreement entered into among the Company and the Lumara Security Holders on November 12, 2014 (the Registration Rights and Lock-Up Agreement), in connection with the Lumara Acquisition. In connection with the Lumara Acquisition, we agreed to file this registration statement to register the resale by the selling stockholders of the shares of our common stock issued to the selling stockholders.  See “Use of Proceeds,” “Selling Stockholders” and “Plan of Distribution” for additional information concerning the offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any related free writing prospectus, you should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 18, 2015, as the same may be updated from time to time by our future filings under the Exchange Act (including by the filing of Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer.  In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and trading price of our common stock.

SELLING STOCKHOLDERS

In connection with the Lumara Acquisition, we issued 3,209,971 unregistered shares of our common stock to the Lumara Security Holders.  Pursuant to the Registration Rights and Lock-Up Agreement, upon demand of a certain number or percentage of Lumara Security Holders, we agreed to file a registration statement of which this prospectus is a part to register the disposition of the shares of our common stock issued to such stockholders. Information about selling stockholders is set forth herein and information about additional selling stockholders may be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus.

When we refer to the ‘‘selling stockholders’’ in this prospectus we mean the stockholders listed in the table below and their pledgees, donees, transferees or other successors in interest.

The following table supplements the table in the “Selling Stockholder” Form S-3 Registration Statement which sets forth, to our knowledge based on information supplied to us by the stockholders listed in the table, the number of shares of common stock owned by the selling stockholders prior to the offering, the number of shares of common stock to be offered for sale by the selling stockholders pursuant to this prospectus, the number of shares of common stock to be owned by the selling stockholders after completion of the offering and the percentage of our outstanding shares of common stock owned by the selling stockholders prior to the offering and to be owned after the completion of the offering.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. The percentage of shares beneficially owned prior to the offering is based on 30,531,541 shares of our common stock outstanding as of May 5, 2015.  Except as otherwise indicated, each of the selling stockholders has sole voting and investment power with respect to all shares of capital stock held by it.

Based upon information provided by the selling stockholders, none of the selling stockholders nor any of their affiliates, officers, directors or principal equity holders has had any positions or office or has had any material relationship with us within the past three years.

Name and Address of	Shares Beneficially Owned Before Offering		Shares Offered by This	Shares Beneficially Owned After Offering
Selling Stockholder	Number	Percentage	Prospectus(1)	Number	Percentage

1798 Fundamental Strategies Master Fund C/O Lambard Odier Asset 888 Seventh Avenue, Suite 1100 New York, NY 10106	51,049	*	51,049	—	—

1798 US Special Situations Master Fund C/O Lambard Odier Asset 888 Seventh Avenue, Suite 1100 New York, NY 10106	32,856	*	32,856	—	—

Amundi Alternatives 1798 US Special Situations Master Fund C/O Lambard Odier Asset 888 Seventh Avenue, Suite 1100 New York, NY 10106	17,933	*	17,933	—	—

Bartlett Richards & Doris T Richards Jt Ten	53	*	53	—	—
400 Fox Meadow Drive, Northfield, IL 60093

Bastogne Capital Partners LP 2 Landmark Square, Suite 212 Stamford, CT 06901	5,384	*	5,384	—	—

Blackwell Partners LLC 1325 Avenue of the Americas, 28th Fl., New York, NY 10019	8,307	*	8,307	—	—

Bowery Institutional Opportunity Fund LP	7,774	*	7,774	—	—
1325 Avenue of the Americas, 28th Fl., New York, NY 10019

Bowery Opportunity Fund LP	7,172	*	7,172	—	—
1325 Avenue of the Americas, 28th Fl., New York, NY 10019

Bowery Opportunity Fund Ltd.	1,225	*	1,225	—	—
1325 Avenue of the Americas, 28th Fl., New York, NY 10019

Cedarview Opportunities Master Fund LP	7,831	*	7,831	—	—
One Penn Plaza, 45th Fl., New York, NY 10019

Credit Suisse Securities (USA) LLC	28,780	*	28,780	—	—
11 Madison Ave. New York, NY 10010

Crt Capital Group LLC 262 Harbor Dr. Stamford, CT 06902	17,866	*	17,866	—	—

CVI Opportunities Fund I LLLP	757,115	2.5%	757,115	—	—
C/O Susquehanna Advisors Group Inc. 401 City Ave., Suite 220 Bala Cynwyd, PA 19004

Dietrich Weismann Settlement Trust	617	*	617	—	—
5250 Advance Mills Rd. Earlysville, VA 22936

Dendera Capital Fund LP 237 Park Ave., Fl. 9 New York, NY 10017	2,251	*	2,251	—	—

Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005	172,893	*	172,893	—	—

Dupont Pension Trust 1 Righter Parkway, Suite 3200 Wilmington, DE 19803	36,913	*	36,913	—	—

EI Dupont Canada Company Pension Plan	1,166	*	1,166	—	—

1 Righter Parkway, Suite 3200 Wilmington, DE 19803

For the Benefit of Unregistered Convertible Subordinated Notes	102		*	102	—		—

Gilbert Li 322 Glendale Rd. Scarsdale, NY 10583	221		*	221	—		—

Goldman Sachs & Co 200 West St., 4th Floor New York, NY 10282	103,890	(2)	*	12,728	97,525	(2)	0.3%

Greg Divis 17827 Grey Abbey Court Chesterfield, MO 63005	49,815		*	49,815	—		—

Greg Norden 837 Parkes Run Lane Villanova, PA 19085	5,143		*	5,143	—		—

Gregg Raybuck 5892 Brookstone Walk Alworth, GA 30101	7,837		*	7,837	—		—

Greywolf Capital Management LP	5,143		*	5,143	—		—
4 Manhattanville Rd. Suite 201 Purchase, NY 10577

Greywolf Event Driven Master Fund	522,289		1.7%	522,289	—		—
C/O Greywolf Capital Management LP 4 Manhattanville Rd. Suite 201 Purchase, NY 10577

Greywolf Opportunities Fund LLC	340,816	1.1%	340,816	—	—
C/O Greywolf Capital Management LP 4 Manhattanville Rd. Suite 201 Purchase, NY 10577

Hoak Public Equities LP 3963 Maple Avenue, Suite 450 Dallas, TX 75219	8,908	*	8,908	—	—

HZ Investments Family LP 936 Soundview Dr. Mamaroneck, NY 10543	1,273	*	1,273	—	—

Interfund Fideuram Bank 9-11 rue Goethe L-1637 Luxembourg	1,071	*	1,071	—	—

James Goldfarb 40 West Juniper Moreland Hills, OH 44022	5,143	*	5,143	—	—

Janet Vergis P.O. Box 286 Holicong, PA 18928	5,143	*	5,143	—	—

Jeremy Carton 156 E. 79th St., Apt. 7C New York, NY 10075	210	*	210	—	—

Jefferies, LLC Harborside Financial Center Plaza 111 — Suite 705 Jersey City, NJ 07311	5,434	*	5,434	—	—

Joe Mahady	10,216	*	10,216	—	—

458 Huston Road Radnor, PA 19087

Ken Wilson 3423 Woodshire Crossing Marietta, GA 30066	5,388	*	5,388	—	—

Kenneth S Grossman Pension Plan	1,909	*	1,909	—	—
18 Norfolk Rd Great Neck, NY 11020

Kingdon Associates C/O Kingdon Capital Management, LLC 152 West 57th Street, 50th Floor New York, NY 10019	144,069	*	144,069	—	—

Kingdon Credit Master Fund LP C/O Kingdon Capital Management, LLC	32,318	*	32,318	—	—
152 West 57th Street, 50th Floor New York, NY 10019

Kingdon Family Partnership C/O Kingdon Capital Management, LLC 152 West 57th Street, 50th Floor New York, NY 10019	24,302	*	24,302	—	—

M Kingdon Offshore Master Fund C/O Kingdon Capital Management, LLC	217,344	*	217,344	—	—
152 West 57th Street, 50th Floor New York, NY 10019

Lloyd R. Heinze Jr. 4908 75th Street	2	*	2	—	—
Lubbock , TX 79424

Merrill Lynch Pierce Fenner & Smith Incorporated	21,564	*	21,564	—	—
C/O Bank of America NA 214 North Tryon St. Charlotte, NC 28255

Neila G. Douglas 500 Pine Street Philadelphia, PA 19106	21	*	21	—	—

Old Mutual Bond 3 Fund C/O Dupont Capital Management 1 Righter Parkway, Suite 3200 Wilmington, DE 19803	12,728	*	12,728	—	—

Otlet Master Fund 900 Third Avenue, 2nd Fl. New York, NY 10022	107	*	107	—	—

Patrick Christmas 5501 Albia Road Bethesda, MD 20816	24,846	*	24,846	—	—

Pershing LLC Cust Fbo Alan D Vogt IRA	1,909	*	1,909	—	—
12129 Trentmore Pl. Sunset Hills, MO 63127

Pershing LLC Cust Fbo Linda S Vogt IRA	954	*	954	—	—
12129 Trentmore Pl. Sunset Hills, MO 63127

Philippa Weismann	1,087	*	1,087	—	—

115 Central Park West, Apt. 8Fe New York, NY 10023

Philippa Weismann Mathew Smythe Tr Dietrich Weismann Chr LD Tr-L	50	*	50	—	—
115 Central Park West, Apt. 8Fe New York, NY 10023

Philippa Weismann Mathew Smythe Tr Dietrich Weismann Chr LD Tr-P	50	*	50	—	—
115 Central Park West, Apt. 8Fe New York, NY 10023

RBC Investor Services TR E I Dupont Canada Company Pension	107	*	107	—	—
1 Righter Parkway, Suite 3200 Wilmington, DE 19803

Riva Ridge Master Fund Ltd. C/O Riva Ridge Capital Management LP 55 Fifth Ave., 18th Fl. New York, NY 10003	13,923	*	13,923	—	—

Robert Franz 6 Bayer Lane Boonton, NJ 07005	356	*	356	—	—

Robert L. Heinze Inh IRA 8922 Ballinger Dr. Houston, TX 77064	3	*	3	—	—

Robinson Growth And Income Fund I LP	11	*	11	—	—

63 Kercheval Avenue, Suite 111 Gross Point Farmes, MI 48236

Robinson Income And Principal Preservation Fund I LP	11	*	11	—	—
63 Kercheval Avenue, Suite 111 Gross Point Farmes, MI 48236

Scoggin Capital Management II LLC	29,581	*	29,581	—	—
C/O Scoggin LLC 660 Madison Avenue, 20th Fl. New York, NY 10065

Scoggin International Fund Ltd.	21,299	*	21,299	—	—
C/O Scoggin LLC 660 Madison Avenue, 20th Fl. New York, NY 10065

Scoggin Worldwide Fund Ltd.	22,773	*	22,773	—	—
C/O Old Bellows Partners 660 Madison Avenue, 20th Fl. New York, NY 10065

SIG Strategic Investments LLLP	5,143	*	5,143	—	—
1201 N. Orange St., Suite 715 Wilmington, DE 19801

Silver Point Capital Fund LP 2 Greenwich Plaza, 1st Fl. Greenwich, CT 06830	131,344	*	131,344	—	—

Silver Point Capital Offshore Master Fund LP	200,854	*	200,854	—	—
2 Greenwich Plaza, 1st Fl. Greenwich, CT 06830

SPCP GROUP LLC 2 Greenwich Plaza, 1st Fl. Greenwich, CT 06830	85,440	*	85,440	—	—

TD Ameritrade FBO Taylor Conant 4700 Alliance Gateway Freeway	53	*	53	—	—
Fort Worth, TX 76177

Tom McHugh 827 Arbor Chase Drive Wildwood, MO 63021	24,908	*	24,908	—	—

Varana Capital Master LP 237 Park Ave., 9th Fl. New York, NY 10017	2,446	*	2,446	—	—

Wingspan Master Fund LP 650 Madison Ave., 23rd Fl. New York, NY 10022	43,423	*	43,423	—	—

Yam Investments LLC 254 Old Norwalk Rd. New Canaan, CT 06840	971	*	971	—	—

*              Represents a percentage of less than one tenth of a percent.

(1)           The number of shares registered hereunder reflects 100% of the number of the Registrable Securities (as defined in the Registration Rights and Lock Up Agreement) held by each shareholder as of the date of this prospectus, half of which were previously registered pursuant to the Original Registration Statement.

(2)           Includes 91,162 shares of our common stock held by the stockholder registered prior to the offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in “Management’s Annual Report on Internal Control over Financial Reporting”) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited consolidated balance sheets of Lumara Health Inc. (formerly named K-V Pharmaceutical Company) as of March 31, 2014 and 2013 and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the period September 16, 2013 to March 31, 2014, and the period April 1, 2013 to September 15, 2013, and the year ended March 31, 2013 incorporated by reference in this prospectus, have been so incorporated in reliance on the report of BDO USA, LLP, an independent auditor, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The audited consolidated balance sheets of Lumara Health Inc. (formerly named K-V Pharmaceutical Company) as of March 31, 2012 and 2011 and the related consolidated statements of operations, comprehensive loss, changes in shareholders’ deficit and cash flows for each of the three years in the period ended March 31, 2012 and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2012 incorporated by reference in this prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

We incorporate by reference the documents listed below, which have been filed with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

1.              Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

2.              Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015;

3.              Our Current Reports on Form 8-K as filed on November 12, 2014 (solely other than with respect to Exhibit 99.1 thereto), as amended on January 12, 2015 and as further amended on February 24, 2015, January 9, 2015, January 12, 2015, February 10, 2015, February 26, 2015, March 18, 2015 and April 2, 2015;

4.              Our Definitive Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed with the SEC on April 16, 2015 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014);

5.              The description of our common stock, which is registered under Section 12 of the Exchange Act, contained under Item 8.01 of our Current Report on Form 8-K, as filed on August 1, 2013, including any amendment or report filed for the purpose of updating such descriptions; and

6.              The description of our Series A Junior Participating Preferred Stock Purchase Rights, or the rights, contained under Item 3.03 of our Current Report on Form 8-K, as filed on September 4, 2009, and in our registration statement on Form 8-A registering the rights under Section 12 of the Exchange Act, filed with the SEC on September 4, 2009, including without limitation any amendments or reports filed for the purpose of updating that description, including the amendment described under Item 3.03 of our Current Report on Form 8-K, as filed on September 29, 2014, and in our registration statement on Form 8-A registering the rights under Section 12 of the Exchange Act, filed with the SEC on September 29, 2014.

We also incorporate by reference any filings made after the date of the filing of the registration statement of which this prospectus forms a part, made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the securities made by this prospectus is completed or terminated.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon the written or oral request of that person, a copy of any and all of the information that has been incorporated in this prospectus by reference other than exhibits unless those exhibits are specifically incorporated by reference into the documents. Requests for these copies should be directed to our investor relations department at the following address and telephone number: AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts, 02451; (617) 498-3300.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by AMAG Pharmaceuticals:

SEC Registration Fee	$17,443.62

NASDAQ Fees	$0

Transfer Agent Fees	$0

Legal Fees and Expenses	$30,000

Accounting Fees and Expenses	$20,000

Printing and Miscellaneous Fees	$10,000

Total	$77,443.62

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, the Commonwealth of Massachusetts, on this 6th day of May, 2015.

AMAG PHARMACEUTICALS, INC

By:	/s/ William K. Heiden
William K. Heiden
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William K. Heiden
William K. Heiden	Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2015

*
Scott A. Holmes	Senior Vice President of Finance and Investor Relations, Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)	May 6, 2015

*
Barbara Deptula	Director	May 6, 2015

*
Dr. John Fallon	Director	May 6, 2015

*
Robert J. Perez	Director	May 6, 2015

*
Dr. Lesley Russell	Director	May 6, 2015

*
Gino Santini	Director	May 6, 2015

*
Davey Scoon	Director	May 6, 2015

*
James Sulat	Director	May 6, 2015

The undersigned by signing his name hereto, signs and executes this Amendment No. 1 to Registration Statement on Form S-3 pursuant to the Powers of Attorney executed by the above named signatories and filed previously with the Securities and Exchange Commission on February 10, 2015.

By:	/s/ William K. Heiden
Name: William K. Heiden

EXHIBIT INDEX

Exhibit No.	Description of Documents
*1.1	Form of Underwriting Agreement.

3.1

Certificate of Incorporation of the Registrant, as restated (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, File No. 0-14732).

3.2	By-Laws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed November 28, 2008, File No. 0-14732).

3.3

Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732).

4.1	Reference is made to Exhibits 3.1, 3.2, and 3.3.

4.2

Specimen certificate representing the Registrant’s Common Stock (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, File No. 0-14732).

4.3

Rights Agreement dated as of September 4, 2009 by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732).

4.4

Amendment to Rights Agreement, dated as of February 11, 2014, by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed February 14, 2014, File No. 001-10865).

4.5

NOL Amendment to Rights Agreement, dated as of September 26, 2014, by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed September 29, 2014, File No. 001-10865).

*4.6	Form of Certificate of Designation of Preferred Stock.

*4.7	Form of Preferred Stock Certificate.

4.8	Form of Right Certificate (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732).

4.9

Form of Registration Rights and Lock-Up Agreement, dated as of November 12, 2014, by and between the Registrant and the securityholders party thereto (incorporated herein by reference to Exhibit 4.9 to the Registrant’s Registration Statement on Form S-3 filed February 10, 2015, File No. 333-202009).

**5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

**23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

**23.2	Consent of BDO USA, LLP, Independent Auditor.
Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

**23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24	Powers of Attorney (incorporated herein by reference to Exhibit 24 to the Registrant’s Registration Statement on Form S-3 filed February 10, 2015, File No. 333-202009).

* To be filed, if necessary, subsequent to the effectiveness of this registration statement by amendment or incorporated by reference to a Current Report on Form 8-K in connection with the offering of any securities, as appropriate.

** Filed herewith.